                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                         to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 2, 2000

                        COLLECTIBLE CONCEPTS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          0-30703                 Delaware                   95-4026880
       (Commission      (State or Other Jurisdiction        (IRS Employer
        File No.)           of Incorporation)             Identification No.)


1600 Lower State Road, Doylestown, Pennsylvania                 18901
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's Telephone Number, Including Area Code         (215) 491-1075

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 2, 2000, Collectible Concepts Group, Inc., a Delaware Corporation ("CCG") and Team Sport Specialties Corporation ("TSSC"), a wholly owned subsidiary of CCG, entered into an Asset Purchase Agreement ("Agreement") with Rooter Rattle, L.P., a Pennsylvania Limited Partnership ("Rooter Rattle") whereby TSSC agreed to purchase and acquire from Rooter Rattle, all of Rooter Rattle's rights, title and interest in certain defined assets under the Agreement for an aggregate purchase price of $965,000. The closing under the Agreement occurred on August 2, 2000.

         The Purchase Price was paid to Rooter Rattle as follows: $390,000 in cash at closing, a $30,000 Promissory Note of TSSC and 3,633,333 shares of CCG's restricted common stock with an agreed value of $545,000. The agreed value was determined based upon the average trading prices for CCG's common stock for a period of ten (10) trading days before closing. The Promissory Note is payable in 12 equal monthly installments beginning one month from the date of closing, and bears interest at 8% per annum. The obligations of TSSC under the Note were guaranteed by CCG. CCG pledged all of the capital stock of TSSC as collateral security for its obligations under the Guaranty and under the Reacquisition Option, which is described below. In addition, CCG and TSSC agreed that no encumbrances would be granted on any assets or property of TSSC until the expiration or termination of the Reacquisition Option.

         In the event that on the tenth day after the first anniversary of the date of closing, the value of the shares issued by the Company to Rooter Rattle is less than $545,000, CCG must issue additional shares to Rooter Rattle so that the aggregate value of all shares received by Rooter Rattle is $545,000. The aggregate value of the shares issued to Rooter Rattle is the value of the shares held by Rooter rattle on the tenth day after the first anniversary of closing, plus the actual receipts from any shares Rooter Rattle may have sold.

         In the event that on the first anniversary of closing, either the value per share of CCG's common stock is less than $.01 or, during the ten (10) trading days immediately preceding such first anniversary, an average of less than 650,000 shares per day has been traded, Rooter Rattle has the option to require CCG to transfer all of the capital stock of TSSC to Rooter Ratle, or, at CCG's option, pay $545,000 in cash. This is defined in the Agreement as the "Reacquisition Option."

         The aggregate $545,000 agreed-upon value for the shares initially issued to Rooter Rattle was accounted for as common stock (to the extent of par value) and additional paid in capital. If additional shares are issued, the accounting adjustment will be to adjust the division of the aggregate amount between the common stock and additional paid in capital accounts, to reflect the par value of the actual number of aggregate shares issued. Any issuance of contingent stock would result in additional amounts being added to capital stock to the extent of par value of the additional shares, with an equal reduction in amount to additional paid in capital. Any issuance of additional shares will not change the recorded cost of the acquired company.

         Rooter Rattle's business consists of marketing novelties bearing the logos of professional and amateur sports teams under license from such teams. Under the Agreement, TSSC acquired all of the assets of Rooter Rattle relating to this business, including inventory valued at $47,000, machinery, equipment, and other tangible property valued at approximaely $1,000, the name "Rooter Rattle", accounts receivable in the amount of $101,000 and all licenses to manufacture, display or sell products with team logos or trademarks. The purchase price was agreed to by the Company taking into account the value of these tangible assets and the value of Rooter Rattle's existing contracts and relationships with licensors.

         Rooter Rattles' important licenses include the following:

         o Major League Baseball - license for Rooter Rattles and Hair Accessories, 11% royalty on sales, expiring December 31, 2001.

         o East Coast Hockey League - license for all novelties except pucks, 9% royalty on sales, year to year license with current term expiring June 30, 2001.

         o Minor League Baseball - license for all novelties, 11% royalty on sales, expiring December 31, 2001.

         o Philadelphia Phantoms (minor league hockey) - exclusive license for all products, 9% royalty on sales, expiring June 30, 2003.

         o American Hockey League - License for all novelties, 9% royalty on sales. The license for these products has expired, but the league was permitting continued sales pending negotiaton of a new license.

         o National Professional Soccer - License for all novelties, 9% royalty on sales, expiring December 31, 2001.

         Licenses with leagues permit the sale of products with logos of all teams in the league. Rooter Rattle's products include "rooter rattles," hair accessories, pennants, yo-yos, license plates, frames and lanyards. Generally, where a license is for "all novelties" it includes all of these products other than hair accessories, and permits the sale of other products within the "novelty" category that the company may not currently sell. Rooter Rattle sells these at sports stadiums, through independent sporting goods stores and through retail general merchandise and sporting goods chain stores such as JC Penney and Champs Sporting Goods. Rooter Rattle buys materials for its products and has the products assembled by contract manufacturers.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  1. Rooter Rattle, LP Financial Statements for six months ended June 30, 2000 (unaudited).

                  2. Rooter Rattle, LP Financial Statements for the years ended December 31, 1999 and 1998.

         (b)      Proforma Financial Information.

         Proforma Financial Information relating to Rooter Rattle acquisition.

         (c)      Exhibits

                               ROOTER RATTLE, L.P.

                                SIX MONTHS ENDED
                                  JUNE 30, 2000

                               ROOTER RATTLE, L.P.

                                  BALANCE SHEET

                                  JUNE 30, 2000



                                     ASSETS

CURRENT ASSETS
    Trade receivables, net                                           $  78,890
    Inventories                                                         48,650
                                                                     ---------
              Total current assets                                     127,540

PROPERTY AND EQUIPMENT, NET                                                918
                                                                     ---------
              Total assets                                           $ 128,458
                                                                     =========

                       LIABILITIES AND PARTNERS'DEFICIENCY


CURRENT LIABILITIES
    Accounts payable and accrued expenses                            $ 243,238
    Notes and advances payable                                         115,505
                                                                     ---------
              Total current liabilities                                358,743
                                                                     ---------
PARTNERS' DEFICIENCY                                                  (230,285)
                                                                     ---------
              Total liabilities and partners' deficiency             $ 128,458
                                                                     =========


                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIENCY

                     SIX MONTHS ENDED JUNE 30,2000 AND 1999



                                                    2000               1999
                                                    ----               ----
 SALES                                           $ 360,668          $ 472,131
 COST OF SALES                                     195,233            255,454
                                                 ---------          ---------
 GROSS PROFIT                                      165,435            216,677
 SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                       156,254            207,047
                                                 ---------          ---------
 NET INCOME                                          9,181              9,630
 PARTNERS' DEFICIENCY, BEGINNING                  (230,638)          (186,664)
 PARTNERS' DISTRIBUTIONS                            (8,828)                 -
                                                 ---------          ---------
 PARTNERS' DEFICIENCY, ENDING                    $(230,285)         $(177,034)
                                                 =========          =========




                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIENCY

                    THREE MONTHS ENDED JUNE 30,2000 AND 1999




                                                      2000             1999
                                                      ----             ----
 SALES                                             $183,810          $325,057
 COST OF SALES                                      103,425           188,426
                                                   --------          --------
 GROSS PROFIT                                        80,385           136,631
 SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                         83,606           118,730
                                                   --------          --------
 NET INCOME (LOSS)                                 $ (3,221)         $ 17,901
                                                   ========          ========




                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                            STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30,2000 AND 1999



                                                                                         2000              1999
                                                                                         ----              ----
 OPERATING ACTIVITIES
    Net income                                                                         $  9,181         $   9,630
    Adjustments to reconcile net income to
        net cash provided by (used in) operating activities:
           Depreciation                                                                     261               261
           Provision for doubtful accounts                                               13,607             8,719
    Changes in operating assets and liabilities:
        (Increase) decrease in:
           Accounts receivable                                                           (7,754)          (42,282)
           Inventories                                                                   (9,400)                -
        Increase (decrease) in:
           Accounts payable and accrued expenses                                        (92,468)           25,927
                                                                                       --------         ---------
              Net cash provided by (used in) operating activities                       (86,573)            2,255
                                                                                       --------         ---------
 INVESTING ACTIVITIES
    Net cash used in investing activities, purchase
        of property and equipment                                                             -                 -
                                                                                       --------         ---------
 FINANCING ACTIVITIES
        Partners' distributions                                                          (8,828)                -
        Net borrowings (payments) on notes and advances payable                          94,312           (15,426)
                                                                                       --------         ---------
              Net cash provided by (used in) financing activities                        85,484           (15,426)
                                                                                       --------         ---------
 DECREASE IN CASH                                                                        (1,089)          (13,171)
 CASH, BEGINNING                                                                          1,089             3,599
                                                                                       --------         ---------
 CASH, ENDING                                                                          $      -         $  (9,572)
                                                                                       ========         =========
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                                             $     35         $   1,283
                                                                                       ========         =========


                       See Notes to Financial Statements.

                              ROOTER RATTLE, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1.           DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES

                  Description of Business

                         Rooter Rattle, L.P. (the "Partnership"), a Pennsylvania
                  limited partnership, is primarily engaged in the business of creating, marketing and distributing accessories of professional, minor league and college sports teams in the form of rattles, hair scrunchies and t-shirts. The Partnership sells its products principally to sports organizations, retailers, schools and universities and corporate businesses.

                  Basis of Presentation

                         The financial statements as of June 30, 2000 and for
                  the six months ended June 30, 2000 and 1999 are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.

                  Accounts Receivable

                         The Partnership's trade accounts are unsecured with an
                  allowance for bad debts provided for those amounts whose collectability is uncertain.

                  Inventories

                         Merchandise inventories are generally valued at lower
                  of cost (as determined by the first-in, first-out method) or market.

                  Property and Equipment and Depreciation

                         Property and equipment consists principally of office
                  equipment and leasehold improvements, and is stated at cost. Upon sale or retirement, the cost of the asset and the related accumulated depreciation is removed from the accounts and the resultant gain or loss, if any, is included in income. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets, principally three to five years. Depreciation expense amounted to $261 in 2000 and $261 in 1999.

                  Revenue Recognition

                         Revenue from the sale of merchandise is recognized at
                  the time of delivery.

                  Income Taxes

                         For federal income tax purposes, all of the
                  Partnership's income, deductions, losses or credits are passed through to the individual partners.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Risks, Uncertainties, and Management Estimates

                         The results of operations for the interim periods are
                  not necessarily indicative of the results that might be expected for the future interim periods or for the full year ending December 31, 2000.

                         The preparation of financial statements in conformity
                  with generally accepted accounting principles requires management to make estimates and assumptions that may affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2.           NOTES AND ADVANCES PAYABLE

                         At June 30, 2000, notes and loans payable consisted of:

                  Note payable            (1)               $ 15,000
                  Note payable            (2)                      -
                  Advances payable        (3)                100,505
                                                            --------
                                                            $115,505
                                                            ========

                  (1) The Partnership has a note payable outstanding to an
                      entity owned by a limited partner of the Partnership for an advance to fund working capital. The note is payable upon demand and bears interest at an annual rate of 8%.

                  (2) The Partnership had a note payable outstanding to a
                      limited partner of the Partnership due to a 1998 refinancing of a loan outstanding to a bank. The note was paid in full in 2000.

                  (3) The Partnership has received working capital advances from limited partners to fund various working capital needs. The advanced amounts have no formal repayment terms and are non-interest bearing.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999




NOTE 3.           LEASE COMMITMENTS

                         The Partnership leases its offices from an entity owned
                  by a limited partner of the Partnership. The lease is on a month-to-month basis at $2,300 per month. The Partnership also leases office equipment under an operating lease agreement through October 2002.

                         Rent expense amounted to approximately $14,000 for the
                  six months ended June 30, 2000 and 1999.


NOTE 4.           COMMITMENTS

                         The Partnership has entered into various licensing
                  agreements (the "agreements") for the right to manufacture, sell and distribute certain accessories containing logos and names of professional, minor league and college sports teams. The agreements expire at various dates through 2003 and generally require the Company to pay a royalty of 9% of sales, with certain minimum royalty payments required. The total remaining minimum guaranteed royalty for all agreements was approximately $121,000 at June 30, 2000. Royalty expense amounted to $27,000 and $39,000 for the six months ended June 30, 2000 and 1999, respectively.


NOTE 5.           RELATED PARTY TRANSACTIONS

                         The Partnership has a note payable outstanding to an
                  entity owned by a limited partner of the Partnership for advances to fund working capital (see Note 2). The note is payable upon demand and bears interest at an annual rate of 8%. The amount outstanding was $15,000 at June 30, 2000. Accrued interest on the note payable amounted to $4,600 at June 30, 2000.

                         The Partnership had a note payable outstanding to a
                  limited partner of the Partnership due to a 1998 refinancing of a loan outstanding to a bank (see Note 2). The note payable is payable upon demand and bears interest at an annual rate of 9%. The note was paid in full at June 30, 2000.

                         The Partnership has received working capital advances
                  from limited partners to fund various working capital needs (see Note 2). The advanced amounts have no formal repayment terms and are non-interest bearing. Amounts outstanding at June 30, 2000 amounted to $100,505.

                         The Partnership leases its office from an entity owned
                  by a limited partner of the Partnership (see Notes 2 and 3). The lease is on a month-to-month basis at $2,300 per month. The Partnership had unpaid rent included in accounts payable and accrued expenses in the amount of $68,700 at June 30, 2000.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 6.           SUBSEQUENT EVENT

                         On August 2, 2000, the Partnership entered into an
                  Asset Purchase Agreement for the sale of subsequently all of its assets to Team Sport Specialties Corporation, a wholly-owned subsidiary of Collectible Concepts Group, Inc. ("CCGR") in exchange for total consideration of $965,000, plus assumed liabilities of approximately $85,000. The consideration was in the form of $390,000 in cash, a $30,000 note receivable and 3,633,333 shares of CCGR common stock guaranteed at a value of $.15 per share. The agreement also provides for an employment agreement with a limited partner of the Partnership.

                               ROOTER RATTLE, L.P.

                                FINANCIAL REPORT

                                DECEMBER 31, 1999

                               ROOTER RATTLE, L.P.




                                    CONTENTS

                                                                       Page(s)
                                                                       -------

INDEPENDENT AUDITOR'S REPORT                                              1

FINANCIAL STATEMENTS
     Balance Sheets                                                       2
     Statements of Operations and Partners' Deficiency                    3
     Statements of Cash Flows                                             4
     Notes to Financial Statements                                      5 - 8

                          INDEPENDENT AUDITOR'S REPORT


To the Partners
Rooter Rattle, L.P.
Wayne, Pennsylvania


        We have audited the accompanying balance sheets of Rooter Rattle, L.P. (a Pennsylvania limited partnership) as of December 31, 1999 and 1998 and the related statements of operations and partners' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rooter Rattle, L.P. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

        As discussed in Note 6 to the financial statements, on August 2, 2000, the Partnership entered into an Asset Purchase Agreement for the sale of substantially all of its assets and the assumption of certain of its liabilities.



                                                  McGLADREY & PULLEN, LLP







Blue Bell, Pennsylvania
December 1, 2000

                               ROOTER RATTLE, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                                              1999        1998
                                                                                              ----        ----
                                                   ASSETS
CURRENT ASSETS
   Cash                                                                                    $   1,089    $   3,599
   Trade receivables (net of allowance for doubtful accounts of
       $27,214 and $17,438 at December 31, 1999 and 1998, respectively)                       84,744       90,165
   Inventories                                                                                39,250       35,000
                                                                                           ---------    ---------
          Total current assets                                                               125,083      128,764
PROPERTY AND EQUIPMENT, net                                                                    1,179        1,701
                                                                                           ---------    ---------
          Total assets                                                                     $ 126,262    $ 130,465
                                                                                           =========    =========

                                       LIABILITIES AND PARTNERS'DEFICIENCY

CURRENT LIABILITIES
   Accounts payable and accrued expenses (Note 5)                                          $ 224,895    $ 185,978
   Accrued royalties (Note 3)                                                                 54,466       25,769
   Notes and advances payable (Notes 2 and 5)                                                 77,539      105,382
                                                                                           ---------    ---------
          Total current liabilities                                                          356,900      317,129

COMMITMENTS (Notes 3, 4 and 6)

PARTNERS' DEFICIENCY                                                                        (230,638)    (186,664)
                                                                                           ---------    ---------
          Total liabilities and partners' deficiency                                       $ 126,262    $ 130,465
                                                                                           =========    =========



                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIENCY

                      YEARS ENDED DECEMBER 31,1999 AND 1998




                                                       1999              1998
                                                       ----              ----
SALES                                               $ 829,195         $ 896,796
COST OF SALES                                         485,451           553,114
                                                    ---------         ---------
GROSS PROFIT                                          343,744           343,682
SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                           387,718           389,689
                                                    ---------         ---------
NET LOSS                                              (43,974)          (46,007)
PARTNERS' DEFICIENCY, BEGINNING                      (186,664)         (140,657)
                                                    ---------         ---------
PARTNERS' DEFICIENCY, ENDING                        $(230,638)        $(186,664)
                                                    =========         =========



                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                            STATEMENTS OF CASH FLOWS

                      YEARS ENDED DECEMBER 31,1999 AND 1998


                                                                       1999            1998
                                                                       ----            ----
OPERATING ACTIVITIES
   Net loss                                                         $(43,974)        $(46,007)
   Adjustments to reconcile net loss to
       net cash provided by operating activities:
          Depreciation                                                   522              449
          Provision for doubtful accounts                             27,214           17,438
   Changes in operating assets and liabilities:
       (Increase) in:
          Accounts receivable                                        (21,793)         (25,784)
          Inventories                                                 (4,250)              -
       Increase in:
          Accounts payable and accrued expenses                       38,917           50,148
          Accrued royalties                                           28,697           25,769
                                                                    --------         --------
             Net cash provided by operating activities                25,333           22,013
                                                                    --------         --------
INVESTING ACTIVITIES
   Net cash used in investing activities, purchase
       of property and equipment                                           -           (2,150)
                                                                    --------         --------
FINANCING ACTIVITIES
   Net cash used in financing activities,
       repayments of notes and advances payable                      (27,843)         (41,662)
                                                                    --------         --------
DECREASE IN CASH                                                      (2,510)         (21,799)
CASH, BEGINNING                                                        3,599           25,398
                                                                    --------         --------
CASH, ENDING                                                        $  1,089         $  3,599
                                                                    ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                            $ 2,294         $  3,101
                                                                    ========         ========






                       See Notes to Financial Statements.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1.           DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES

                  Description of Business

                         Rooter Rattle, L.P. (the "Partnership"), a Pennsylvania
                  limited partnership, is primarily engaged in the business of creating, marketing and distributing accessories of professional, minor league and college sports teams in the form of rattles, hair scrunchies and t-shirts. The Partnership sells its products principally to sports organizations, retailers, schools and universities and corporate businesses.


                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Cash

                         The Partnership maintains cash balances at financial
                  institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution.

                  Accounts Receivable

                         The Partnership's trade accounts are unsecured with an
                  allowance for bad debts provided for those amounts whose collectability is uncertain.

                  Inventories

                         Merchandise inventories are generally valued at lower
                  of cost (first-in, first-out method) or market.

                  Property and Equipment and Depreciation

                         Property and equipment consists principally of office
                  equipment and leasehold improvements and is stated at cost. Upon sale or retirement, the cost of the asset and the related accumulated depreciation is removed from the accounts and the resultant gain or loss, if any, is included in income. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets, principally three to five years. Depreciation expense amounted to $522 in 1999 and $449 in 1998.

                  Revenue Recognition and Significant Customers

                         Revenue from the sale of merchandise is recognized at
                  the time of delivery.

                         During 1999 and 1998, approximately 16% ($136,000) and
                  28% ($249,000) of the Partnership's revenues were generated from two customers, respectively. At December 31, 1999 and 1998, approximately $20,000 and $63,000 were collectively due from these same two customers.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Income Taxes

                         For federal income tax purposes, all of the
                  Partnership's income, deductions, losses or credits are passed through to the individual partners.

                  Advertising

                         The Partnership participates in various advertising
                  programs. All costs related to advertising are expensed in the period incurred. Advertising expense amounted to approximately $8,900 in 1999 and $9,800 in 1998.

                  Management Estimates

                         The preparation of financial statements in conformity
                  with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2.           NOTES AND ADVANCES PAYABLE

                         At December 31, 1999 and 1998, notes and loans payable
                  consisted of:

                                                                      1999               1998
                                                                      ----               ----

                         Note payable                 (1)           $15,000            $ 15,000
                         Note payable                 (2)             6,194              33,711
                         Advances payable             (3)            56,345              56,671
                                                                    -------            --------
                                                                    $77,539            $105,382
                                                                    =======            ========

              (1) The Partnership has a note payable outstanding to an entity owned by a limited partner of the Partnership for an advance to fund working capital. The note is payable upon demand and bears interest at an annual rate of 8%.

              (2) The Partnership has a note payable outstanding to a limited partner of the Partnership due to a 1998 refinancing of a Partnership loan outstanding to a bank.

              (3) The Partnership has received working capital advances from limited partners to fund various working capital needs. The advanced amounts have no formal repayment terms and are non-interest bearing.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 3.           COMMITMENTS

                         The Partnership has entered into various licensing
                  agreements (the "agreements") for the right to manufacture, sell and distribute certain accessories containing logos and names of professional, minor league and college sports teams. The agreements expire at various dates through 2003 and generally require the Partnership to pay a royalty of 9% of sales, with certain minimum royalty payments required. Royalty expense amounted to approximately $75,000 in 1999 and $70,000 in 1998. At December 31, 1999, the remaining minimum guaranteed royalties for all agreements is as follows:

                             YEARS ENDING
                             DECEMBER 31,                        AMOUNT
                             ------------                        ------

                                 2000                          $ 52,250
                                 2001                            57,750
                                 2002                            17,500
                                 2003                            17,500
                                                               --------
                                                               $145,000
                                                               ========

NOTE 4.           LEASE COMMITMENTS

                         The Partnership leases its offices from an entity owned
                  by a limited partner of the Partnership. The lease is on a month-to-month basis at $2,300 per month. The Partnership also leases office equipment under an operating lease agreement through October 2002 requiring monthly payments of approximately $300.

                         Rent expense amounted to approximately $31,000 in both
                  1999 and 1998.


NOTE 5.           RELATED PARTY TRANSACTIONS

                         The Partnership has a note payable outstanding to an
                  entity owned by a limited partner of the Partnership for advances to fund working capital (see Note 2). The note is payable upon demand and bears interest at an annual rate of 8%. Amounts outstanding were $15,000 at December 31, 1999 and 1998. Accrued interest on the note payable amounted to $4,600 at December 31, 1999 and 1998.

                         The Partnership has a note payable outstanding to a
                  limited partner of the Partnership due to a 1998 refinancing of a loan outstanding to a bank (see Note 2). The note payable is payable upon demand and bears interest at an annual rate of 9%. Amounts outstanding were $6,194 and $33,711 at December 31, 1999 and 1998, respectively.

                               ROOTER RATTLE, L.P.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 5.           RELATED PARTY TRANSACTIONS (Continued)

                         The Partnership has received working capital advances
                  from limited partners to fund various working capital needs (see Note 2). The advanced amounts have no formal repayment terms and are non-interest bearing. Amounts outstanding were $56,345 and $56,671 at December 31, 1999 and 1998, respectively.

                         The Partnership leases its offices from an entity owned
                  by a limited partner of the Partnership (see Notes 2 and 4). The lease is on a month-to-month basis at $2,300 per month. The Partnership had unpaid rent to this entity included in accounts payable and accrued expenses in the amount of $55,200 and $39,100 at December 31, 1999 and 1998, respectively.


NOTE 6.           SUBSEQUENT EVENT

                         On August 2, 2000, the Partnership entered into an
                  Asset Purchase Agreement for the sale of substantially all of its assets to Team Sport Specialties Corporation, a wholly-owned subsidiary of Collectible Concepts Group, Inc. ("CCGR") in exchange for total consideration of $965,000, plus assumed liabilities of approximately $85,000.

                        COLLECTIBLE CONCEPTS GROUP, INC.

Financial Statements, Pro-Forma Financial Information and Exhibits.

         On August 2, 2000, Collectible Concepts Group, Inc. (the "Company") acquired certain assets and liabilities of Rooter Rattle, L.P. ("Rooter Rattle") for $390,000 in cash, $30,000 in a note payable and 3,633,333 shares of Company common stock guaranteed at $.15 cents per share or $545,000. Rooter Rattle is primarily engaged in the business of creating, marketing and distributing accessories of professional, minor league and college sports teams. The acquisition will be accounted for as a purchase. The Company entered into an employment agreement with a former partner of Rooter Rattle.

Pro-Forma Financial Information

            The following unaudited pro-forma consolidated financial information presents the pro-forma consolidated balance sheet at May 31, 2000 giving effect to the acquisition by the Company of all of the material assets, subject to ordinary business liabilities, of Rooter Rattle as if it had been consummated on that date. Also presented are the pro-forma consolidated statements of operations for the three months ended May, 2000 and the year ended February 29, 2000 giving effect to such assets, subject to such liabilities, of Rooter Rattle Art as if the acquisition had been consummated as of the beginning of the respective periods presented.

            The Company's fiscal year ends on February 29 and Rooter Rattle's fiscal year ends on December 31. The pro-forma consolidated balance sheet of May 31, 2000 combines the balance sheets of the Company as of May 31, 2000 and Rooter Rattle as of March 31, 2000. The pro-forma consolidated statement of operations for the three months ended May 31, 2000 combines results of the Company for the three month period ended May 31, 2000 with the statement of operations for Rooter Rattle for the three months ended March 31, 2000. The pro-forma consolidated statement of operations for the year ended February 29, 2000 combines the results of the Company for its year ended February 29, 2000 and the results of Rooter Rattle for its year ended December 31, 1999.

            The pro-forma data is based on the historical combined statements of the Company and Rooter Rattle giving effect to the purchase method of accounting and to the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying notes to the unaudited pro-forma consolidated financial information.

            Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value (which approximates book value) at the date of acquisition. The pro-forma adjustments set forth in the following unaudited pro-forma consolidated financial information are estimated and may differ from the actual adjustments when they become known. However, no material differences are anticipated by the Company.

            The following unaudited pro-forma consolidated financial information does not reflect certain cost savings that the Company believes may be realized following the Rooter Rattle acquisition. Such cost savings are expected to be realized primarily through the elimination of certain overhead expenses.

            The pro-forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if such acquisition had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro-forma combined financial information should be read in conjunction with the notes thereto, the audited financial statements of Rooter Rattle for the year ended December 31, 1999, the unaudited interim financial statements of Rooter Rattle for the six months ended June 30, 2000 and the Company's May 31, 2000 and February 29, 2000 financial statements and related notes thereto.

The following are filed here within:

   *        Unaudited Pro-Forma Consolidated Balance Sheet as of May 31, 2000

   * Unaudited Pro-Forma Consolidated Statement of Operations for the Three Months Ended May 31, 2000

   * Unaudited Pro-Forma Consolidated Statement of Operations for the Year Ended February 29, 2000

   * Notes to Unaudited Pro-Forma Consolidated Financial Information for The Three Months Ended May 31, 2000 and Year Ended February 29, 2000


                        Collectible Concepts Group, Inc.
       Notes to Unaudited Pro-Forma Consolidated Financial Information for
      The Three Months Ended May 31, 2000 and Year Ended February 29, 2000

            The unaudited pro-forma consolidated balance sheet is based on the individual balance sheets of the Company and Rooter Rattle, reflect the acquisition of all of the material assets, subject to ordinary business liabilities, of Rooter Rattle by the Company (which was completed on August 2, 2000) as if it had taken place as of May 31, 2000 after giving effect to pro-forma adjustments to reflect the following:

         The Company acquired certain assets and liabilities of Rooter Rattle for $390,000 in cash, $30,000 in a note payable and 3,633,333 shares of Company common stock guaranteed at $.15 cents per share or $545,000. Rooter Rattle is primarily engaged in the business of creating, marketing and distributing accessories of professional, minor league and college sports teams. The acquisition will be accounted for as a purchase. The excess of acquisition cost over the fair value of net assets, assumed to equal its book value, was $1,050,202, which will be amortized over seven years.

            The acquisition is reflected as a pro-forma adjustment to the consolidated balance sheets as of May 31, 2000 as an increase to goodwill for $1,050,202, a decrease in cash of $390,000, an increase to notes payable of $30,000 and an increase to common stock and additional paid in capital for $3,633 and $541,637, respectively.

            The acquisition was accounted for as follows:

Purchase Price:
            3,633,333 shares of common stock at $.15 per share       $  545,000
            Cash                                                        390,000
            Acquisition costs                                            30,000
                                                                     ----------
            Total purchase price                                        965,000
Plus: net liabilities acquired                                           85,202
                                                                     ----------
Goodwill                                                             $1,050,202
                                                                     ==========

            The Company also recorded an adjustment to accounts payable in the amount of $120,321 and to notes and loans payable in the amount of $71,557 to reflect certain related party indebtedness not assumed in the acquisition.

            The Company recorded a pro-forma adjustment to the consolidated statement of operations to selling, general and administrative expenses for amortization of goodwill for the three months ended May 31, 2000 and for the year ended February 29, 2000 in the amounts of $37,507 and $150,029, respectively. The Company also recorded an adjustment to interest expense in the amount of $750 and $3,000 for interest expense for the three months ended May 31, 2000 and year ended February 29, 2000, respectively.

COLLECTIBLE CONCEPTS GROUP, INC.
PRO-FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                                                    Historical                                Pro-forma
                                                  ---------------------------------------------    ------------------------------
                                                  Collectible Concepts
                                                       Group, Inc.          Rooter Rattle, L.P.
                                                   Twelve Months Ended     Twelve Months Ended      Pro-forma
                                                       2/29/00                   12/31/99          Adjustments       Consolidated
                                                  --------------------     -------------------     -----------       ------------
SALES                                                 $    296,261             $ 829,195           $        -         $ 1,125,456
COST OF SALES                                              199,224               485,451                    -             684,675
                                                      ------------             ---------           ----------         -----------
      GROSS PROFIT                                          97,037               343,744                    -             440,781

SELLING, GENERAL AND ADMINISTRATIVE                      3,064,285               387,718              150,029           3,602,032
                                                      ------------             ---------           ----------         -----------
LOSS FROM OPERATIONS                                    (2,967,248)              (43,974)            (150,029)         (3,161,251)

OTHER INCOME (EXPENSES)
      Total other income (expense),
      interest expense                                    (248,266)                    -               (3,000)           (251,266)
                                                      ------------             ---------           ----------         -----------
NET LOSS                                              $ (3,215,514)            $ (43,974)          $ (153,029)       $ (3,412,517)
                                                      ============             =========           ==========        ============
NET LOSS PER SHARE:
      BASIC AND DILUTED                                     ($0.03)                                                        ($0.03)
                                                      ============                                                   ============
WEIGHTED AVERAGE SHARES USED IN NET
      LOSS PER SHARE CALCULATIONS:
      BASIC AND DILUTED                                116,713,182                                    3,633,333         120,346,515
                                                      ============                                   ==========        ============


COLLECTIBLE CONCEPTS GROUP, INC.
PRO-FORMA CONSOLIDATING BALANCE SHEET

                                                                             Historical                          Pro-forma
                                                             ------------------------------------     -----------------------------
                                                             Collectible Concepts
                                                                  Group, Inc.       Rooter Rattle      Pro-forma
                                                                    5/31/00            3/31/00        Adjustments      Consolidated
                                                             --------------------   -------------     ------------     ------------
                                 ASSETS

CURRENT ASSETS
              Cash and cash equivalents                        $  354,747           $    3,172         $ (390,000)     $   (32,081)
              Accounts receivable - trade, net                     16,082               99,328                  -          115,410
              Inventories                                         393,424               27,900                  -          421,324
              Prepaid royalties                                    40,766                    -                  -           40,766
              Prepaid expenses and other                           48,967                    -                  -           48,967
                                                               ----------           ----------         ----------      -----------
                   Total current assets                           853,986              130,400           (390,000)         594,386
                                                               ----------           ----------         ----------      -----------
PROPERTY AND EQUIPMENT, NET                                        64,965                1,048                  -           66,013
                                                               ----------           ----------         ----------      -----------
GOODWILL                                                                -                    -          1,050,202        1,050,202
                                                               ----------           ----------         ----------      -----------
                   Total assets                                $  918,951           $  131,448         $  660,202      $ 1,710,601
                                                               ==========           ==========         ==========      ===========

               LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
              Notes and loans payable, current portion         $  323,865           $   71,557         $  (41,557)     $   353,865
              Convertible debentures                              192,991                    -                  -          192,991
              Accounts payable and accrued expenses               422,091              219,283           (120,321)         521,053
              Accrued payroll                                     286,556                                       -          286,556
              Payroll taxes payable                                76,767                    -                  -           76,767
              Accrued interest                                     83,329                    -                  -           83,329
              Accrued royalties                                     5,462               58,844                  -           64,306
                                                               ----------           ----------         ----------      -----------
                   Total current liabilities                    1,391,061              349,684           (161,878)       1,578,867
                                                               ----------           ----------         ----------      -----------
NON-CURRENT LIABILITIES                                            21,289                                                   21,289
                                                               ----------           ----------         ----------      -----------
SHAREHOLDERS' DEFICIENCY
              Capital stock                                       187,281                    -              3,633          190,914
              Additional paid-in-capital                        8,610,393                    -            600,211        9,210,604
              Accumulated deficit                              (9,236,473)            (218,236)          (218,236)      (9,236,473)
              Deferred compensation/services                      (54,600)                   -                  -          (54,600)
                                                               ----------           ----------         ----------      -----------
                   Total shareholders' deficiency                (493,399)            (218,236)           856,378          110,445
                                                               ----------           ----------         ----------      -----------
                   Total liabilities and shareholders'
                   deficiency                                  $  918,951           $  131,448         $  660,202      $ 1,710,601
                                                               ==========           ==========         ==========      ===========

COLLECTIBLE CONCEPTS GROUP, INC.
PRO-FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                                                          Historical                              Pro-forma
                                                         ------------------------------------------     ---------------------------
                                                         Collectible Concepts
                                                              Group, Inc.           Rooter Rattle
                                                          Three Months Ended     Three Months Ended      Pro-forma
                                                                5/31/00                3/31/00          Adjustments    Consolidated
                                                         -------------------     ------------------     -----------    ------------
SALES                                                      $      9,630               $ 176,858         $        -     $    186,488

COST OF SALES                                                     8,689                  91,808                  -          100,497
                                                           ------------               ---------         ----------     ------------
              GROSS PROFIT                                          941                  85,050                  -           85,991

SELLING, GENERAL AND ADMINISTRATIVE                             877,433                  72,648             37,507          987,588
                                                           ------------               ---------         ----------     ------------
LOSS FROM OPERATIONS                                           (876,492)                 12,402            (37,507)        (901,597)

OTHER INCOME (EXPENSES)
              Total other income (expense), interest
              expense                                          (166,695)                      -               (750)        (167,445)
                                                           ------------               ---------         ----------     ------------
NET LOSS                                                   $ (1,043,187)              $  12,402         $  (38,257)    $ (1,069,042)
                                                           ============               =========         ==========     ============
NET LOSS PER SHARE:
              BASIC AND DILUTED                                  ($0.01)                                                     ($0.01)
                                                           ============                                                ============
WEIGHTED AVERAGE SHARES USED IN NET
               LOSS PER SHARE CALCULATIONS:
              BASIC AND DILUTED                             181,554,000                                  3,633,333      185,187,333
                                                           ============                                 ==========     ============

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 2/20/01                                  COLLECTIBLE CONCEPTS GROUP, INC.


                                                By: /s/ Robert E. Gollon, C.PA.
                                                    ----------------------------
                                                        Robert E. Gollon, C.P.A.
                                                        Chief Operating Officer

EXHIBIT NUMBER                         DESCRIPTION
--------------                         -----------

     1. Asset Purchase Agreement by and between Collectible Concepts Group, Inc., Team Sport Specialties Corporation and Rooter Rattle, L.P.